SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No.   )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                  GRACO INC.
               (Name of Registrant as Specified in its Charter)

                  __________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:____

     2)   Aggregate number of securities to which transaction applies:_______

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____________

     4)   Proposed maximum aggregate value of transaction:___________________

     5)   Total fee paid:____________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:____________________________________________

     2)   Form, Schedule or Registration Statement No.:______________________

     3)   Filing Party:______________________________________________________

     4)   Date Filed:________________________________________________________



                                    [LOGO]


                                  GRACO INC.
                          4050 Olson Memorial Highway
                      Golden Valley, Minnesota 55422-5332


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

   Please join us on Tuesday, May 7, 1996, at 3:30 p.m. for Graco's Annual Meeting of Shareholders in the first floor auditorium of the Russell J. Gray Technical Center, 88-11th Avenue N.E., Minneapolis, Minnesota.

  At this meeting, shareholders will consider the following matters:

  1. Election of four directors to serve for three-year terms.

  2. Approval of amendment to the Employee Stock Purchase Plan to authorize the sale of an additional 750,000 common shares pursuant to the Plan.

  3. Approval of amendment to the Long Term Stock Incentive Plan to authorize the issuance of an additional 1,000,000 common shares pursuant to the Plan.

  4. Approval of the Graco Inc. Nonemployee Director Stock Option Plan.

  5. Ratification of the selection of independent auditors for the current year.

  6. Transaction of such other business as may properly come before the meeting.

   Shareholders of record at the close of business on March 8, 1996, are entitled to vote at this meeting or any adjournment.

   We encourage you to join us and participate in the meeting. If you are unable to do so, a Proxy Card is enclosed for your use. When marked and returned, it will authorize us to vote your shares according to your instructions.

  If you do not return the Proxy Card and do not vote your shares in person at the meeting, you will lose your right to vote on matters which are important to you as a shareholder. Accordingly, if you do not plan to attend the meeting, please execute and return the enclosed Proxy Card promptly. This will not prevent you from voting in person if you decide to attend the meeting.

Sincerely,



/s/ George Aristides                    /s/ Robert M. Mattison

George Aristides                        Robert M. Mattison
President and                           Secretary
Chief Executive Officer


March 25, 1996
Golden Valley, Minnesota


                            YOUR VOTE IS IMPORTANT
     We urge you to mark, date and sign the enclosed Proxy Card and return it in the accompanying envelope as soon as possible. If you attend the meeting, you may still revoke your proxy and vote in person if you wish.



                               TABLE OF CONTENTS


                                                                      Page
                                                                      ----
  Election of Directors                                                  2
    Nominees and Other Directors                                         2
    Meetings and Committees of the Board of Directors                    4
    Nomination of Directors                                              5
    Executive Compensation                                               5
      Report of the Management Organization and Compensation
        Committee                                                        5
      Comparative Stock Performance Graph                                7
      Summary Compensation Table                                         8
      Option/SAR Grants Table (Last Fiscal Year)                         9
      Aggregated Option/SAR Exercises In Last Fiscal Year
        and Fiscal Year-End Option/SAR Values                           10
      Retirement Arrangements                                           10
      Directors' Fees                                                   11
    Beneficial Ownership of Shares                                      11
      Principal Shareholders                                            12
      Section 16 Compliance                                             12
  Increase in Authorized Shares for Employee Stock Purchase Plan        13
  Increase in Authorized Shares for Long Term Stock Incentive Plan      14
  Graco Inc. Nonemployee Director Stock Option Plan                     17
  Ratification of Appointment of Independent Public Auditors            20
  Other Matters                                                         20
  Shareholder Proposals                                                 20
  Appendix A-Nonemployee Director Stock Option Plan                     21





   A copy of the 1995 Graco Inc. Annual Report on Form 10-K, including the Financial Statements and the Financial Statement Schedule, can be obtained free of charge by calling (612) 623-6672 or writing:

                                   Treasurer
                                  Graco Inc.
                                 P.O. Box 1441
                            Minneapolis, Minnesota
                                  55440-1441

                                    [LOGO]





                                  GRACO INC.
                          4050 Olson Memorial Highway
                     Golden Valley, Minnesota  55422-5332


                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 7, 1996


   Your proxy, represented by the accompanying Proxy Card, is solicited by the Board of Directors of Graco Inc. ("Graco" or the "Company") in connection with the Annual Meeting of the Shareholders of the Company to be held on May 7, 1996, and any adjournments of that meeting.

   The costs of the solicitation, including the cost of preparing and mailing the Notice of Meeting and this Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers of the Company personally, but at no compensation in addition to their regular compensation as officers. The Company may reimburse brokers, banks and others holding shares in their names for third parties, for the cost of forwarding proxy material to, and obtaining proxies from, third parties. The Proxy Statement and accompanying Proxy Card will be first mailed to shareholders on or about March 25, 1996.

   Proxies may be revoked at any time prior to being voted by giving written notice of revocation to the Secretary of the Company. All properly executed proxies received by management will be voted in the manner set forth in this Proxy Statement or as otherwise specified by the shareholder giving the proxy.

   Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

   Only shareholders of record as of the close of business on March 8, 1996, may vote at the meeting or at any adjournment. As of that date, there were issued and outstanding 17,434,828 common shares of the Company, the only class of securities entitled to vote at the meeting. Each share registered to a shareholder of record is entitled to one vote. Cumulative voting is not permitted.

                                  PROPOSAL 1

ELECTION OF DIRECTORS

NOMINEES AND OTHER DIRECTORS

   The Board of Directors of the Company consists of eleven members, two of whom are executive officers of the Company. Members of the Board of Directors serve for three-year terms, with either three or four of the directors being elected each year. Vacancies that occur during a term may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen hold office for a term expiring at the next Annual Meeting of Shareholders.

   At the forthcoming Annual Meeting, four persons are to be elected to the Company's Board of Directors. The Board has nominated David A. Koch, Richard
D. McFarland, Lee R. Mitau and Martha A.M. Morfitt for three-year terms expiring in 1999. Three nominees, David A. Koch, Richard D. McFarland and Lee
R. Mitau, have previously been elected as directors of the Company by the shareholders.

   Unless otherwise instructed not to vote for the election of directors, proxies will be voted to elect the nominees. A director candidate must receive the vote of a majority of the voting power of the shares present in order to be elected.

   The following information, as of March 8, 1996, is given as to the nominees for election and as to the seven directors whose terms of office will continue after the Annual Meeting. Except as noted below, each of the nominees and directors has held the same position, or another executive position with the same employer, for the past five years.


Nominees for election at this meeting to terms expiring in 1999:

David A. Koch

  Mr. Koch, 65, is Chairman of the Board, Graco Inc. He was formerly Chairman and Chief Executive Officer of Graco from 1985 to 1995. Mr. Koch has been a director of Graco since 1962 and is a director of ReliaStar Financial Corp.

Richard D. McFarland

  Mr. McFarland, 66, is Vice Chairman, Dain Bosworth Incorporated, a brokerage firm. Dain Bosworth Incorporated has performed investment banking services for Graco in the past and this relationship is expected to continue. Mr. McFarland has been a director of Graco since 1969.

Lee R. Mitau

  Mr. Mitau, 47, is Executive Vice President, General Counsel and Secretary of First Bank System, Inc., a regional bank holding company. First Bank National Association has extended a credit line to the Company and also provides cash management and foreign exchange services. The trustee of the Graco Employee Retirement Plan is First Trust National Association. Both of these associations are subsidiaries of First Bank System, Inc. From 1983 to 1995, Mr. Mitau was a partner of Dorsey & Whitney. Dorsey & Whitney has provided legal services to Graco in the past and continues to provide such services. Mr. Mitau has been a director of Graco since 1990.

Martha A.M. Morfitt

  Ms. Morfitt, 38, is Vice President, Green Giant Brands, Pillsbury Company, a diversified marketer of packaged food products. From 1993 to February 1994, she was Vice President, Team Leader, Green Giant Shelf Stable Vegetables, Pillsbury Company, and from September 1990 to June 1993, she was Vice President, General Manager, Fraser Valley Foods, Pillsbury Canada Limited. Ms. Morfitt has been a director of Graco since October 1995.


Directors whose terms continue until 1997:

George Aristides

  Mr. Aristides, 60, is President and Chief Executive Officer, Graco Inc. From 1993 to 1995, he was President and Chief Operating Officer; from March to June 1993, he was Executive Vice President; and from 1985 to March 1993, he was Vice President, Manufacturing Operations and Controller. Mr. Aristides has been a director of Graco since 1993.

Ronald O. Baukol

  Mr. Baukol, 58, is Executive Vice President, International Operations, Minnesota Mining and Manufacturing Company ("3M"), a diversified manufacturer of industrial, commercial, consumer and health care products. Mr. Baukol has been a director of Graco since 1989 and is a director of The Toro Company.

Joe R. Lee

  Mr. Lee, 55, is Chairman and Chief Executive Officer, Darden Restaurants, Inc., an operator of restaurants. Mr. Lee has been a director of Graco since 1994 and is a director of Darden Restaurants, Inc.

Gerard C. Planchon

  Mr. Planchon, 64, is retired. Prior to June 1992, he was Executive Vice President, Global Business, Medtronic, Inc., a developer and manufacturer of biomedical devices. Mr. Planchon has been a director of Graco since 1991. He will retire from the Board of Directors in May 1996.

Directors whose terms continue until 1998:

Dale R. Olseth

  Mr. Olseth, 65, is Chairman and Chief Executive Officer, BSI Corporation, a biotechnical company specializing in the modification of material surfaces. Mr. Olseth has been a director of Graco since 1972 and is a director of The Toro Company.

Charles M. Osborne

  Mr. Osborne, 42, is Senior Vice President and Chief Financial Officer, Deluxe Corporation, a printer of checks and business forms and a supplier of electronic processing services to the financial payments industry. Mr. Osborne has been a director of Graco since 1995 and is a director of Computer Petroleum Corporation.

William G. Van Dyke

  Mr.  Van  Dyke,  50,  is  President and Chief Operating  Officer,  Donaldson
  Company, Inc., a diversified manufacturer of air and liquid filtration products. Mr. Van Dyke has been a director of Graco since 1995 and is a director of Donaldson Company, Inc.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   During 1995, the Board of Directors met six times. Attendance of the Company's directors at all Board and Committee meetings averaged 92 percent. During 1995, each director, with the exception of J. R. Lee, attended at least 75 percent of the aggregate number of meetings of the Board and of all committees of the Board on which he or she served.

   The Board of Directors has an Audit Committee, a Board Structure and Policy Committee, a Management Organization and Compensation Committee, and a Technology Committee. Membership as of March 8, 1996, the record date, was as follows:

                                                        Management
                           Board Structure              Organization
Audit                      and Policy                   and Compensation             Technology
------------------         -------------------          -------------------          ---------------------
L. R. Mitau, Chair         D. R. Olseth, Chair          R. O. Baukol, Chair          W. G. Van Dyke, Chair
J. R. Lee                  G. Aristides                 M. A.M. Morfitt              G. Aristides
R. D. McFarland            D. A. Koch                   D. R. Olseth                 R. O. Baukol
G. C. Planchon             L. R. Mitau                  C. M. Osborne                D. A. Koch
                                                        G. C. Planchon

Audit Committee  (3 meetings in fiscal 1995)

  - Reviews the accounting, control and legal compliance policies and procedures of the Company.

Board Structure and Policy Committee  (1 meeting in fiscal 1995)

  - Evaluates policies related to Board membership and procedure;
  - Reviews and makes recommendations on fees and benefits for directors; and
  - Recommends to the Board of Directors nominees for the position of director.

Management  Organization and Compensation Committee   (2  meetings  in  fiscal
1995)

  - Develops the Company's philosophy on executive compensation;
  - Determines the compensation of the Company's executive officers;
  - Reviews  and  makes  recommendations  on  management  organization   and
    succession plans; and
  - Administers the Company's stock option and incentive plans.

Technology Committee  (2 meetings in fiscal 1995)

  - Reviews and appraises the Company's technology and manufacturing programs, policies, practices, personnel, investments, education and recognition;
  - Reviews and appraises new product plans and introductions;
  - Reviews and evaluates trends in technology and their anticipated impact on the Company's operations; and
  - Assesses the level and commercial value of the Company's proprietary technology, its protection, and its utilization.

NOMINATION OF DIRECTORS

   Shareholders may nominate candidates for election to the Board of Directors who will be considered by the Board Structure and Policy Committee. Recommendations should be made in writing and addressed to the Committee in care of the Secretary of the Company at the Company's corporate headquarters. The By-laws provide that timely notice must be received by the Secretary not less than 60 days prior to the date of the Annual Meeting of Shareholders, the first Tuesday in May of each year. The nominations must set forth (i) the name, age, business and residential addresses and principal occupation or employment of each nominee proposed in such notice; (ii) the name and address of the shareholder giving the notice, as it appears in the Company's stock register; (iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee and by such shareholder; and (iv) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee. Such notice must also include a signed consent of each such nominee to serve as a director of the Company, if elected.


EXECUTIVE COMPENSATION

Report of the Management Organization and Compensation Committee

Overview

   The Management Organization and Compensation Committee of the Board of Directors (hereafter called "the Committee") is responsible for developing the Company's philosophy on executive compensation. Consistent with this philosophy, the Committee develops compensation programs for the Chief Executive Officer and each of the other executive officers of the Company. Compensation plans which provide for grants or awards of Company stock are approved by the Board of Directors and the shareholders of the Company. On an annual basis, the Committee determines the compensation to be paid to the Chief Executive Officer and other executive officers, based on the provisions of the compensation plans. The Committee is composed of five independent nonemployee directors.

Executive Compensation Philosophy and Program

   It is the Company's philosophy to set its executive compensation structure at levels which are competitive with those of durable goods manufacturers of comparable size. These levels are determined by consulting a variety of independent third-party executive compensation surveys. Executive compensation is then delivered through:

- base salaries which recognize the experience and performance of individual executives;

-  aggressive, performance-driven incentives which:
   - enhance shareholder value,
   - balance annual and long-term corporate objectives, and
   - provide meaningful amounts of company stock; and

-  competitive benefits.

   The specific components of the executive compensation program are described below:

   Base salary ranges are established by the Committee, using the fiftieth percentile salary and trend data for comparably-sized durable goods manufacturers, as published in a variety of independent third-party executive compensation surveys. The actual base salary of each officer, within the range, is determined by the executive's performance, which is evaluated annually by the President and Chief Executive Officer and reviewed and approved by the Committee. Both financial and management factors are considered in the evaluation.

   The Annual Bonus Plan, available in 1995 to 12 executive officers and 51 other management employees, is structured to encourage growth in earnings by the Company. The plan determines individual awards for executive officers by measuring Company performance against corporate net earnings growth targets established by the Committee in the first quarter of each year. Net earnings targets for 1995 were established to exceed prior year earnings results.
Targets are based on competitive data and are set at one-half the maximum potential payout under the plan. In 1995, the Committee established a range of payouts as a percent of base salary for executive positions as follows:

                                             Minimum Payout    Maximum Payout
                                               as a % of         as a % of
Position                                      Base Salary       Base Salary
------------------------------------         --------------    --------------
Chairman and Chief Executive Officer               0%               80%
President                                          0%               70%
Vice President (Board-elected)                     0%               60%
Vice President (By appointment)                    0%               50%

The actual Annual Bonus Plan award is determined by evaluating Company performance against the established financial objectives. Due principally to improved international operating performance and significant progress in the control of expenses, earnings growth performance targets were exceeded in 1995. As a result, awards were made to executive officers under the 1995 Annual Bonus Plan.

  Under the Chairman's Award Program, the Chief Executive Officer is also able to grant a total of $100,000 in individual discretionary awards to recognize significant contributions by selected executive officers and other management employees. No awards to executives were made for 1995.

   The Executive Long Term Incentive Program is structured to align the interests of executive officers with those of all Graco shareholders. The Long Term Incentive program for 1995 consisted of stock options granted to the executive officers. The number of stock options granted to each executive officer was determined using competitive data for comparably-sized durable goods manufacturers, as reflected in independent third-party long-term incentive surveys. These options were non-incentive stock options with a 10-year duration and a vesting schedule of 25 percent after two years, with 25 percent additional vesting after years three, four and five. The value of the restricted shares remaining to be vested under the 1991-1993 Executive Long Term Incentive program was considered in determining stock option awards made during 1995.

   Executive officers are eligible to participate in the employee benefit programs available to all Graco employees.

Compensation of the Chief Executive Officer

   On an annual basis, the Committee is responsible for reviewing the individual performance of the Chief Executive Officer and determining appropriate adjustments in base pay and award opportunities under the Annual Bonus Plan and Executive Long Term Incentive Program.

   In reviewing David A. Koch's performance, the Committee considered a number of positive actions by the Company during the past year, including (a) growing the Company's core businesses on a worldwide basis; (b) accelerating and augmenting new product development; (c) re-engineering resulting in increased efficiency and reduced cost in business processes; and (d) continuing corporate-wide cost control and expense management.

   It is the Committee's belief that the actions described above position the Company to take advantage of growth and earnings potential in both domestic and international markets. The Committee and the Board of Directors are supportive of these changes and the overall strategic direction and management of the business. The Committee believes that the Company's earnings performance improved significantly in 1995 due to the positive actions cited above and particularly to progress in expense reduction and cost control throughout the Company. Graco's total return to shareholders exceeded the S&P 500 and the Dow Jones Factory Index during the past year. (See Five Year Comparative Stock Performance Graph below.) The Committee expects that the positive trends experienced in 1995 will continue, subject to the strength of economic conditions in the Company's markets.

   Effective January 1, 1996, Mr. Koch, who will continue to serve as Chairman of the Board, was succeeded in the position of Chief Executive Officer by
George Aristides. This change will allow an orderly transition in responsibilities. As Chairman, Mr. Koch will receive a base salary of $180,000 and continue to participate in the Annual Bonus Plan at the same payout range, although he will no longer receive stock option grants under the Executive Long Term Incentive Program. He is expected to continue to be actively involved in the activities of the Board and the Company.

   Effective January 1, 1996, the Board elected George Aristides, Chief Executive Officer in addition to his duties as President. In recognition of his election to this position and of his contribution to the positive developments noted above, the Committee increased Mr. Aristides' base salary from $308,000 to $360,000 and increased his Annual Bonus Plan payout maximum to 80 percent. A one-time non-incentive stock option of 75,000 shares was granted to Mr. Aristides to recognize the additional responsibilities of his new position.

                                        The Members of the Committee

                                          Mr. Ronald O. Baukol
                                          Ms. Martha A.M. Morfitt
                                          Mr. Dale R. Olseth
                                          Mr. Charles M. Osborne
                                          Mr. Gerard C. Planchon



Comparative Stock Performance Graph

   The graph below compares the cumulative total shareholder return on the common stock of the Company for the last five fiscal years with the cumulative total return of the S&P 500 Index and of the Dow Jones Factory Equipment Index over the same period (assuming the value of investment in Graco common stock and each index was 100 on December 30, 1990, and all dividends were reinvested).



                Five Year* Cumulative Total Shareholder Returns


[GRAPH-Table Below Lists Data Points Included in Graph]


          Five Year* Cummulative Total Shareholder Returns


                                                              Dow Jones
Year              Graco Inc.           S&P 500            Factory Equipment

1990                $100                 $100                    $100
1991                 115                  130                     122
1992                 110                  140                     139
1993                 174                  155                     163
1994                 181                  157                     151
1995                 260                  216                     180

                                *Fiscal Year Ended Last Friday in December


Summary Compensation Table

   The following table shows both annual and long-term compensation awarded to or earned by the Chief Executive Officer and by the four most highly compensated executive officers of the Company whose total annual salary and bonus for 1995 exceeded $100,000.



                                                                                Long Term Compensation
                                                                       -----------------------------------------
                                  Annual Compensation                              Awards                Payouts
                     ------------------------------------------------- -----------------------------     -------
   (a)                (b)        (c)             (d)               (e)        (f)                (g)         (h)           (i)
                                                                 Other Restricted         Securities                 All Other
                                                                Annual      Stock         Underlying        LTIP       Compen-
Name and                      Salary           Bonus           Compen-   Award(s)           Options/     Payouts        sation
Principal Position   Year        ($)<F1><F2>     ($)<F1><F3> sation($)        ($)<F4><F5>    SARs(#)<F5>     ($)<F4>       ($)<F6>
------------------   ----   --------        --------         --------- ----------         ----------     -------     ---------

David A. Koch         1995  $376,534        $297,615                 0         0               9,942          0         $6,325
Chairman and          1994   352,808         232,596                 0         0               9,942          0          2,766
Chief Executive       1993   323,866               0                 0         0                   0          0          3,876
Officer<F7>

George Aristides      1995   309,613         215,600                 0         0              90,630<F8>      0          5,401
President and Chief   1994   281,800         187,817                 0         0              15,630          0          2,407
Operating Officer<F7> 1993   251,800          25,000                 0         0              67,500          0          1,928

John L. Heller        1995   181,613         108,000                 0         0               8,106          0          3,941
Sr. Vice President    1994   174,800          86,227                 0         0              18,606          0          2,631
and General Manager,  1993   161,383               0                 0         0                   0          0          3,438
Contractor Equipment
Division<F7>

Roger L. King         1995   181,032         108,000                 0         0               6,798          0          4,671
Sr. Vice President    1994   173,696          86,227                 0         0               6,798          0          2,631
and General Manager,  1993   165,696          15,000                 0         0              33,750          0          3,796
International
Operations<F7>

Robert A. Wagner      1995   167,298         100,318           $74,892<F9>     0               7,536          0          4,153
Vice President        1994   152,408          75,760            20,000<F10>    0              12,000          0          2,559
Asia Pacific and      1993   146,408               0                 0         0                   0          0          3,135
President, Graco K.K.

<F1>
(1) Deferred compensation is included in Salary and Bonus in the year earned.

<F2>
(2) In addition to base salary, the reported figure includes amounts attributable to (a) the imputed value of the group term life insurance benefit for each of the named executive officers, and (b) for 1995 and 1993, one week of pay in lieu of vacation time for Mr. Koch due to his long tenure with the Company, a benefit available to all Graco employees.

<F3>
(3) Bonus includes any awards under the Annual Bonus Plan and a $25,000 Chairman's Award for 1994 to Mr. Aristides under the Chairman's Award Program described in the Management Organization and Compensation Committee Report; and special bonuses in 1993 of $25,000 to Mr. Aristides and $15,000 to Mr. King, in connection with the change in their responsibilities within the Company.

<F4>
(4) Under the prior Graco Executive Long Term Incentive Program, participants were eligible to receive restricted stock awards and performance-based cash payouts. Restricted stock grants made in 1991 vested over six years (one-sixth per year), except that the unvested balance of the award had the potential to vest at the end of three years if certain financial goals were met. Since the financial goals for 1991-1993 were not met, the balance of the 1991 restricted stock grant did not vest at the end of 1993 and no cash awards were made under the program. One-half of the remaining restricted shares will vest in 1996 and the balance will vest in 1997. Due to his December 1991 hire date, Mr. Wagner became a participant in a four year Graco Executive Long Term Incentive Program in which restricted share grants made in that year vested over the following four years. One-fourth of these restricted shares vested in 1995; the final one-fourth will vest in 1996. As of December 29, 1995, the market value and number of the unvested restricted share holdings were: Mr. Koch, $448,259 (22,045 shares); Mr. Aristides, $185,013 (9,099 shares); Mr.
Heller, $112,088 (5,512 shares); Mr. King, $133,407 (6,561 shares); and Mr.
Wagner, $60,664 (2,983 shares).
                                          8


Quarterly dividends and the $1.80 one-time special dividend paid on March 21, 1994, to shareholders of record on March 7, 1994, are being held in custody by the Company with a portion of the dividends released to each executive as, and if, the corresponding shares vest. Interest is credited on the dividends at 4 percent per year, which was the U.S. Treasury bill rate for the average length of time before shares and dividends will be released to the executives.

<F5>
(5) On December 15, 1995, the Board of Directors approved a three-for-two stock split, effected in the form of a 50 percent common stock dividend, payable February 7, 1996, to shareholders of record on January 3, 1996. The number of restricted shares and options, as well as the exercise price for options, has been restated in this table and all subsequent tables to reflect the split.

<F6>
(6) The compensation reported includes the Company contributions under the Graco Employee Investment Plan (excluding employee contributions), plus Company contributions under the Graco Employee Stock Ownership Plan. For 1995, the Company contributions accrued under the Graco Employee Investment Plan were as follows: $5,647 for Mr. Koch; $4,723 for Mr. Aristides; $3,263 for Mr. Heller; $3,993 for Mr. King; and $3,475 for Mr. Wagner. In 1995, Company contributions under the Graco Employee Stock Ownership Plan had a fair market value of $678 for each eligible executive officer.

<F7>
(7) The position of each officer is stated as of fiscal 1995 year-end.
Current positions, effective January 1, 1996, are: David A. Koch, Chairman of the Board; and George Aristides, President and Chief Executive Officer. Current positions, effective January 4, 1996 are: John L. Heller, Vice President, Latin America & Developing Markets; and Roger L. King, Vice President & General Manager, European Operations.

<F8>
(8) Includes a one-time 75,000 share stock option grant to recognize additional responsibilities resulting from Mr. Aristides' election as President and Chief Executive Officer.

<F9>
(9) The reported figure represents a goods and services cost differential provided to Mr. Wagner as a result of his expatriate assignment.

<F10>
(10) The reported figure represents a payment to Mr. Wagner for miscellaneous expenses associated with his expatriate assignment.

Option/SAR Grants Table (Last Fiscal Year)

  The following table shows the stock options granted to the named executives during 1995, their exercise price and their grant date present value.

                                       Individual     Grant                        Grant Date Value<F3>
                  --------------------------------------------------------------   ----------------
(a)                        (b)                  (c)          (d)            (e)                 (f)
                     Number of           % of Total
                    Securities         Options/SARs     Exercise                              Grant
                    Underlying           Granted to      or Base                              Date
                  Options/SARs         Employees in        Price     Expiration             Present
Name               Granted (#)          Fiscal Year       ($/Sh)           Date           Value ($)
----------------  ------------         ------------     --------     ----------           ---------

David A. Koch            9,942<F1>             6.8%       $15.67       03/01/05             $45,846
George Aristides        15,630<F1>            10.6%        15.67       03/01/05              72,075
George Aristides        75,000<F2>            51.0%        22.00       12/15/05             545,498
John L. Heller           8,106<F1>             5.5%        15.67       03/01/05              37,379
Roger L. King            6,798<F1>             4.6%        15.67       03/01/05              31,348
Robert A. Wagner         7,536<F1>             5.1%        15.67       03/01/05              34,751

<F1>
(1) Non-incentive stock options were granted on March 1, 1995, in the amounts shown on the table. The options have a ten-year duration and may be exercised as follows: one-fourth after two years, one-fourth after three years, one-fourth after four years, and one-fourth after five years.

<F2>
(2) To recognize additional responsibilities resulting from Mr. Aristides' election as President and Chief Executive Officer, effective January 1, 1996, non-incentive stock options were granted on December 15, 1995, in the amount shown on the table. The options have a ten-year duration and may be exercised as follows: one-fourth after two years, one-fourth after three years, one-fourth after four years, and one-fourth after five years.

                                          9


<F3>
(3) The Black-Scholes option pricing model has been used to determine the grant date present value of the grants. Annual volatility was calculated using monthly returns for 36 months prior to the grant date; the interest rate was set using U.S. Treasury securities of similar duration to the option period as of the grant date; and dividend yield was established as the yield on the grant date. A 10 percent discount for nontransferability and a 3 percent discount to reflect the possibility of forfeiture over a two-year period were applied. For grants expiring on March 1, 2005, the assumptions used in the model were annual volatility of 22.04 percent, interest rate of
7.25 percent, dividend yield of 2.71 percent, and time to exercise of 10 years. For grants expiring on December 15, 2005, the assumptions used in the model were volatility of 21.74 percent, interest rate of 5.74 percent, dividend yield of 1.78 percent and time to exercise of 10 years.

Aggregated Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values

   The following table shows the value of outstanding in-the-money options at the end of the fiscal year for the named executive officers.

(a)                             (b)              (c)                 (d)                    (e)
                                                               Number of
                                                              Securities               Value of
                                                              Underlying            Unexercised
                                                             Unexercised           In-the-Money
                                                            Options/SARs           Options/SARs
                                                           at FY-End (#)          at FY-End ($)<F2><F3>
                             Shares            Value
                        Acquired On         Realized        Exercisable/           Exercisable/
Name                   Exercise (#)              ($)<F1>   Unexercisable          Unexercisable
----------------       ------------         --------      --------------      -----------------

David A. Koch                                                   0/19,884             $0/$98,592
George Aristides                                          37,500/106,260      $299,160/$154,998
John L. Heller                                                  0/26,712            $0/$161,760
Roger L. King                                              33,750/13,596       $274,995/$67,414
Robert A. Wagner                                                0/19,536            $0/$124,418

<F1>
(1) "Value realized" is the difference between the closing price of the Company's common stock on the day of exercise and the option price of the options multiplied by the number of shares received.

<F2>
(2) "Value at fiscal year-end" is the difference between the closing price of the Company's common stock on December 29, 1995, and the option price multiplied by the number of shares subject to option.

<F3>
(3) Options where the closing price of the Company's common stock on December 29, 1995, is lower than the option price are valued at zero in this column.

Retirement Arrangements

  The Company has an Employee Retirement Plan which provides pension benefits for eligible regular, full- and part-time employees. Benefits under the Retirement Plan consist of a fixed benefit which is designed to provide retirement income at age 65 of 43.5 percent of average monthly compensation, less 18 percent of Social Security-covered compensation (calculated in a life annuity option) for an employee with 30 or more years of service. Average monthly compensation is defined as the average of the five consecutive highest years' salary during the last ten years of service, including base salary and Annual Bonus Plan awards, but excluding Executive Long Term Incentive Program awards. Benefits under the Graco Employee Retirement Plan vest upon five years of benefit service.

  Federal tax laws limit the annual benefits that may be paid from a tax-qualified plan such as the Graco Employee Retirement Plan. The Company has adopted an unfunded plan to restore benefits to executive officer retirees impacted by the benefit limits, so that they will receive, in aggregate, the benefits they would have been entitled to receive under the Graco Employee Retirement Plan had the limits imposed by the tax laws not been in effect.

  The following table shows the estimated aggregate annual benefits payable under the Graco Employee Retirement Plan and the restoration plan for the earnings and years of service specified. The years of benefit service for the Chief Executive Officer and the executive officers listed in the Summary Compensation Table are: Mr. Koch, 39 years; Mr. Aristides, 22 years; Mr. Heller, 23 years; Mr. King, 25 years; and Mr. Wagner, 4 years. A maximum of 30 years is counted in the pension benefit calculation.


                           Estimated Aggregate Annual Retirement Benefit
                           ---------------------------------------------

Final Average    5 Years        10 Years       15 Years       20 Years       25 Years     30 Years
Compensation      Service        Service        Service        Service        Service      Service
------------     --------       --------       --------       --------       --------

  $200,000        $13,722        $27,444        $41,167        $54,889        $68,612      $82,334
   300,000         20,972         41,944         62,917         83,889        104,862      125,834
   400,000         28,222         56,444         84,667        112,889        141,112      169,334
   500,000         35,472         70,944        106,417        141,889        177,362      212,834
   600,000         42,722         85,444        128,167        170,889        213,612      256,334
   700,000         49,972         99,944        149,917        199,889        249,862      299,834

   From time to time, the Company has entered into deferred compensation agreements with its executive officers, including those named in the Summary Compensation Table. The agreements provide for the payment per year of $10,000 deferred compensation to each executive officer for ten years after retirement, or to a beneficiary in the event of death prior to the expiration of the ten year period. These agreements also include provisions for non-competition and the payment of $5,000 per year in the event the officer becomes disabled prior to age 65. The $5,000 per year disability payments cease upon the attainment of age 65. In addition, it is the practice of the Company to continue to provide base salary to any executive officer whose employment is involuntarily terminated by the Company for a period of twelve months or until the officer secures other employment.

Directors' Fees

   During 1995, the Company paid each director, except directors who also served as officers, an annual retainer of $15,000, plus a meeting fee of $900 for each Board meeting and $700 for each Committee meeting attended. Upon cessation of service, nonemployee directors who have served for five full years will receive quarterly payments for five years at a rate equal to the director's annual retainer in effect on the director's last day of service on the Board.

   In 1994, shareholders approved a Nonemployee Director Stock Plan. Under this Plan, a nonemployee director may elect to receive all or part of the director's annual retainer in the form of shares of the Company's common stock instead of cash. Five directors have elected to receive part of their annual retainer in Company stock under this Plan.


BENEFICIAL OWNERSHIP OF SHARES

    The following information, furnished as of March 8, 1996, indicates beneficial ownership of the common shares of the Company by each director, each nominee for election as director, the executive officers listed in the Summary Compensation Table who are still executive officers on that date, and by all directors and executive officers as a group. Except as otherwise indicated, the persons listed have sole voting and investment power.

                                                                                  Percent of
                                        Amount and Nature of                    Common Stock
Name of Beneficial Owner                Beneficial Ownership<F1><F2>            Outstanding*
------------------------                --------------------                    ------------

D. A. Koch<F3><F4><F5>                             4,899,023                           28.1%
G. Aristides<F3>                                     160,496
R. O. Baukol                                           2,422
J. L. Heller                                          53,903
R. L. King                                            90,866
J. R. Lee<F5>                                          1,500
R. D. McFarland<F3><F5>                               62,646
L. R. Mitau                                            1,195
M. A.M. Morfitt<F5>                                    1,000
D. R. Olseth<F5>                                       9,391
C. M. Osborne                                            750
G. C. Planchon                                           225
W. G. Van Dyke                                           300
R. A. Wagner                                          14,043

All directors and
  executive officers as a
  group (21 persons)<F4><F5><F6>                   5,350,201                          30.7%

* Less than one 1 percent, if no percentage is given.

<F1>
(1) All share data has been restated for the three-for-two stock split paid February 7, 1996.

                                          11


<F2>
(2) Includes 92,993 shares with respect to which executive officers have a right, as of May 7, 1996, to acquire beneficial ownership because of vested stock options.

<F3>
(3) Includes the following shares owned by spouses of directors and named executive officers as to which the director or executive officer may be deemed to share voting and investment power: Mr. Aristides, 46,398; Mr. Koch, 44,994; and Mr. McFarland, 15,396 shares.

<F4>
(4) Includes 4,529,095 shares held by the Clarissa L. Gray Trust, of which Mr. Koch's wife, Barbara Gray Koch, and their children are the beneficiaries and as to which Mr. Koch shares voting and investment power as trustee. See "Principal Shareholders."

<F5>
(5) Excludes the following shares as to which beneficial ownership is disclaimed: (i) 451,855 shares owned by the Graco Employee Retirement Plan and 89,866 unallocated shares held by the Graco Employee Stock Ownership Plan, as to which Messrs. McFarland, Koch, Lee, Olseth and Ms. Morfitt and certain executive officers of the Company share voting and investment power as members of the Company's Investment Committee; (ii) 28,748 shares held by The Graco Foundation; and (iii) 232,500 shares held by the Greycoach Foundation as to which Mr. Koch shares voting and investment power as a director.

<F6>
(6) If the shares referred to in footnote 5 above, as to which one or more directors and designated executive officers share voting power, were included, the number of shares beneficially owned by all directors, nominees for election as director and executive officers would be 6,153,170 shares, or 35.3 percent of the outstanding shares.

Principal Shareholders

   The following table identifies each person or group known to the Company to beneficially own more than 5 percent of the outstanding common shares of the Company, the only class of security entitled to vote at the Annual Meeting.

                                                  Beneficial             Percent
                                                   Ownership<F1>        of Class
                                           -----------------            --------

Trust under the Will of Clarissa L.
  Gray, and David A. Koch<F2>               4,899,023 shares               28.1%
State of Wisconsin Investment Board<F3>     1,039,125 shares                6.0%

<F1>
(1) All share data has been restated for the three-for-two stock split paid February 7, 1996.

<F2>
(2) Includes 4,529,095 shares owned by the Clarissa L. Gray Trust. Mr. Koch is one of the trustees of the Trust and the beneficiaries of the Trust are Mrs. Koch and their children. The other trustees are Maynard B. Hasselquist, a former director of the Company, and First Bank of South Dakota, N.A., Sioux Falls, South Dakota. The Trustees share voting and dispositive power. Also includes 369,928 shares owned by David A. Koch or Mrs. Koch.

<F3>
(3) Ownership information is as of December 31, 1995. A Schedule 13G filed by this independent agency of the State of Wisconsin indicates that the agency has sole voting and dispositive power.

Section 16 Compliance

   The Company's executive officers, directors and 10 percent shareholders are required under the Securities Exchange Act of 1934 and regulations promulgated thereunder to file initial reports of ownership of the Company's securities and reports of changes in that ownership with the Securities and Exchange Commission. Copies of these reports must also be provided to the Company.

   Based upon its review of the reports and any amendments made thereto furnished to the Company, or written representations that no reports were required, the Company believes that all reports were filed on a timely basis by reporting persons during and with respect to 1995.

                                  PROPOSAL 2

PROPOSAL TO INCREASE AUTHORIZED SHARES FOR EMPLOYEE STOCK PURCHASE PLAN

   On  February  23, 1996, the Board of Directors approved an amendment  to  the
Graco Employee Stock Purchase Plan (the "Purchase Plan") to increase the aggregate number of shares of Graco common stock authorized for sale under the Purchase Plan from 3,150,000 to 3,900,000. At the 1996 Annual Meeting, shareholders are being asked to approve this 750,000 share increase in the number of aggregate authorized shares. As of March 1, 1996, 314,678 shares of Graco common stock remain available for future sale under the Purchase Plan. [Note: all share quantities have been adjusted for past stock splits.]

   The Company established the Purchase Plan in 1982 and has maintained it continuously since that date. The Purchase Plan provides employees of the Company and its subsidiaries with an opportunity and an incentive to acquire a proprietary interest in the Company through the purchase of shares of its common stock. Employees have purchased 2,835,322 shares of common stock since the Purchase Plan's inception. As of March 1, 1996, out of approximately 1,609 employees eligible to participate in the Purchase Plan, approximately 737 were participating.

   The number of shares available for issuance under the Purchase Plan must be increased in order to permit the Purchase Plan to continue. The Board believes that the continuation of the Purchase Plan is in the best interests of the Company, its employees and its shareholders. The Purchase Plan fosters good employee relations, helps align the interests of employee participants with those of other shareholders, and helps provide for the financial future of employee participants. For these reasons, the Board believes that the Purchase Plan helps to attract, retain and motivate employees.


KEY FEATURES OF THE PLAN

Eligibility

     - Regular permanent employees who are less than 5% owners of the Company, work 16 hours or more per week or more than five months in a calendar year, and are employed as of February 25 for the purchase period beginning March 1 of the following month.

Payroll Deductions

     - Payroll deductions of not less than 3 percent nor more than 15 percent of compensation credited to a stock purchase account.

     - Simple interest paid on employee payroll deductions at a rate set by the Benefit Plans Committee.

Purchase Price

     - Purchase price is 85 percent of fair market value of a share of Graco common stock at beginning or end of purchase period, whichever is lower.

     - Fair market value on any day is the last reported sales price of a share of Graco common stock on the New York Stock Exchange on that day.

Stock Purchase

     - At end of purchase period, stock purchase account balance, including interest, is used to purchase as many whole shares of Graco common stock as may be purchased at the Purchase Price.

     - No more than 5,062 shares or shares with a fair market value of more than $25,000 may be purchased per year.

Adjustment

     - Number of shares and purchase prices will be adjusted in the event of stock dividend or reclassification.


SUMMARY OF THE PLAN

   Each regular permanent employee becomes eligible to participate in the Purchase Plan on the first day of March following the date he/she becomes a regular permanent employee. Employees are ineligible to participate in the Purchase Plan if they are customarily employed less than 16 hours per week or five months or less per year, or if they are employed after February 25, but before March 1, or if they own shares with five percent or more of the total voting power or value of the Company as of the first day of each purchase period.

   Eligible employees may participate in the Purchase Plan for each given purchase period. A purchase period is defined as the twelve month period beginning on March 1 each year. During each annual purchase period, a participant authorizes the Company to deduct from the participant's pay from 3 percent to 15 percent of compensation, generally including wages, salary, sales incentive, bonus payments, shift premium and overtime earnings. This amount is accumulated in a share purchase account maintained for the participant on the books of the Company. Simple interest is paid on the amounts so recorded. On February 28 of each year, the Company will purchase on behalf of the participant as many whole shares of the Company's common stock as the amounts credited to the participant's account permit or if so directed by the participant, purchase fewer or no shares and refund the remainder to the participant. A participant may not purchase more than 5,062 shares or shares with a fair market value of more than $25,000 in a calendar year. The purchase price of a common share is the lower of either: (a) 85 percent of the fair market value of a share on the first business day of the purchase period or (b) 85 percent of the fair market value of a share on the last business day of the purchase period. The fair market value of a share of common stock of the Company is equal to the last reported sales price regular way on the New York Stock Exchange. The last reported sales price of a share of Graco common stock on the New York Stock Exchange on March 1, 1996 was $20.00.

   The Purchase Plan is designed to be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended. The amounts deducted under the Purchase Plan will be reportable by a participant as income for the year in which such amounts would otherwise have been paid. The participant will not have any additional taxable income at the time the participant's shares are purchased under the Purchase Plan, even though the purchase price is less than fair market value. At the time, participant sells or transfers shares purchased under the Purchase Plan, participant may have an additional tax obligation in the year of sale or transfer depending upon the circumstances.


SHAREHOLDER APPROVAL

   The Board of Directors recommends that shareholders vote FOR approval of the amendment to the Graco Employee Stock Purchase Plan. Proxies solicited by the Board will be so voted, unless shareholders specify otherwise on their proxies.

   The affirmative vote of a majority of the shares present or represented and entitled to vote at the 1996 Annual Meeting is required to approve the amendment to the Purchase Plan. In the event this Proposal 2 does not receive the required affirmative vote, the amendment will not be put into effect and the Purchase Plan will cease upon the issuance of the remaining shares of common stock.


                                  PROPOSAL 3

PROPOSAL TO INCREASE AUTHORIZED SHARES FOR LONG TERM INCENTIVE PLAN

   On February 23, 1996, the Board of Directors approved an amendment to the Long Term Stock Incentive Plan (the "Stock Incentive Plan") to increase the aggregate number of shares of Graco common stock authorized for issuance under the Plan from 2,475,000 to 3,475,000. At the 1996 Annual Meeting, shareholders are being asked to approve this 1,000,000 share increase in the number of aggregate authorized shares. As of March 1, 1996, 415,232 shares of Graco common stock remained available for future award under the Stock Incentive Plan. [Note: all share quantities have been adjusted for past stock splits.]

   Since 1982, the Company has maintained the Stock Incentive Plan or a predecessor plan pursuant to which officers and other key employees of the Company may acquire common shares of the Company. As of March 1, 1996, 2,059,768 of the shares authorized to be issued under the Stock Incentive Plan had been issued in connection with awards of restricted shares or upon exercise of stock options or were reserved for issuance upon exercise of outstanding options.

   In order to allow the Stock Incentive Plan to continue, additional shares must be authorized for issuance under the Stock Incentive Plan. The Board believes that over the years the Company's stock option plans and restricted share awards have contributed to the success of the Company in attracting and retaining skilled management personnel. The Board of Directors recommends approval of the amendment to the Stock Incentive Plan.

  The Stock Incentive Plan, as amended, is described below.

KEY FEATURES OF THE PLAN

Eligibility
-----------

     -     Officers of the Company

     -     Key employees of the Company

Stock Options
-------------

Grant
     -     Determined by Committee

Manner of Exercise
     - Options are exercised by optionee paying the option price in cash or by delivering shares already owned by the optionee (stock-for-stock) having a fair market value equal to the option price or by a combination of cash and shares

Exercise Price
     - Exercise price is the fair market value of a share on the date of grant
     - Fair market value is the last sale price reported by the New York Stock Exchange on the business day immediately preceding the date as of which fair market value is being determined.

Vesting
     -     Determined by Committee

Term
     -     Not to exceed 10 years

Income Tax Consequences
     - Options granted may or may not qualify for special tax treatment under the Internal Revenue Code of 1986

Restricted Stock Awards
-----------------------

Award
     -     Determined by Committee

Conditions and Restrictions
     -     Determined by Committee
     - Grantee is entitled to vote shares and receive dividends during restriction period
     -     No transfer of unvested shares permitted
     -     If   grantee's  employment  terminates  during  restriction  period, unvested shares may be forfeited

Vesting
     -     Determined by Committee
     -     May be conditioned on or accelerated by performance criteria

Income Tax Consequences
     - Grant does not result in income to grantee or deduction for the Company for Federal income tax purposes
     -      Grantee   recognizes  ordinary  income  and  the  Company   receives
     deduction for fair market value of shares as of date of lapse

Adjustment
----------

     -      Grants   adjusted  for  future  stock  dividend   or   distribution,
     recapitalization,   merger,   consolidation,  split-up,   combination,   or
     exchange of shares.


SUMMARY OF THE PLAN

   The Stock Incentive Plan authorizes a committee of three or more persons (the "Committee") designated by the Board of Directors to grant incentive stock options, non-qualified stock options, restricted stock awards or other forms of stock awards approved by the Committee to officers or other key employees of the Company. Members of the Committee are not eligible to receive grants under the Stock Incentive Plan. The Committee is authorized to establish rules and regulations for the operation of the Stock Incentive Plan, select persons to receive grants and determine the number of shares subject to grants.

   If there is a stock split, stock dividend, or other relevant change affecting the Company's common shares, appropriate adjustments will be made in the number of shares subject to the Stock Incentive Plan and in the number of shares and price in all outstanding grants made prior to the event. Any shares subject to an option, right or other award which for any reason expires or terminates without issuance or final vesting will again be available for grant or award under the Stock Incentive Plan.

   The Stock Incentive Plan will terminate in December 2001 unless terminated earlier by the Board of Directors. The Board can amend the Stock Incentive Plan as it deems advisable, but unless the shareholders approve, no amendment can materially increase the maximum number of common shares which may be issued under the Stock Incentive Plan or materially modify the requirements for participation in the Stock Incentive Plan.


GRANTS UNDER THE PLAN

Stock Options

   The Committee may grant options qualifying as incentive stock options under the Internal Revenue Code of 1986 or options which do not qualify for special tax treatment. The term of an option cannot exceed ten years from the date of grant. The exercise price of any option will be the fair market value of a share of Graco common stock on the date of grant. The fair market value of a share of Graco common stock is the last sale price reported by the New York
Stock Exchange on the business day immediately preceding the date as of which fair market value is being determined. As of March 1, 1996 the last sale price reported by the New York Stock Exchange on the preceding business day was $20.00. The optionee may pay the option price in cash or, if permitted by the Committee, by delivering to the Company common shares already owned by the optionee that have a fair market value equal to the option price or a combination of cash and shares. Option holders may not use shares received upon the substantially simultaneous exercise of a portion of a stock option to satisfy the exercise price for additional portions of their options.

Restricted Stock Awards

   The Committee may also issue shares pursuant to restricted stock awards. Most restricted stock awards have been made pursuant to long-term compensation programs approved by the Committee and the Board of Directors. Each award typically sets forth a restriction period during which the grantee must remain in the employment of the Company and may also condition or accelerate vesting based on performance criteria. If the grantee's employment terminates prior to the time a grant (or any portion thereof) vests, the unvested portion of the grant terminates and the grantee must return the shares to the Company. However, the Committee can provide complete or partial exceptions to that requirement as it deems equitable. The grantee cannot dispose of the unvested shares prior to expiration of the restriction period. During this period, the grantee is entitled to vote the shares and receive dividends. Each share certificate issued as part of such an award bears a legend giving notice of the restrictions in the grant. No restricted stock awards have been made since 1992.

Outstanding Options and Restricted Shares

   The  number  of  grantees varies from year to year.  As  of  March  1,  1996, approximately 119 employees, including present officers, had options and 6 officers held restricted share awards. See "EXECUTIVE COMPENSATION," "Summary Compensation Table," for additional information about awards under the Stock Incentive Plan to officers and directors during the last three years. See "EXECUTIVE COMPENSATION," "Option/SAR Grants Table (Last Fiscal Year)," and "Aggregated Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values," for additional information about awards under the Stock Incentive Plan to officers during 1995.


FEDERAL INCOME TAX CONSEQUENCES

Stock Options

   The grant of an incentive stock option or a non-qualified stock option is not expected to result in income to the optionee or in a deduction for the Company.

   The exercise of a "non-qualified" stock option will result in ordinary income for the optionee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise, except in the case of officers subject to Section 16(b) of the Securities Exchange Act of 1934, who are subject to special rules. Income tax withholding would be required.

   The  exercise of an "incentive" stock option would not result in  income  for the optionee if the optionee (i) does not dispose of the shares within two years after the date of grant nor one year after the transfer of shares upon exercise, and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the optionee as long-term capital gain and the Company would not be entitled to a deduction. Under current law capital gains may be taxed at a lower rate than ordinary income. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the 21% alternative minimum tax.

   If the optionee disposes of the shares prior to the expiration of either of the holding periods, the optionee would have taxable compensation, and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would also be taxable at the same rate.

Restricted Stock Awards

   Generally, the grant of a restricted stock award should not result in income for the grantee or in a deduction for the Company for Federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a "substantial risk of forfeiture" as intended by the Company. Dividends paid while the stock remains subject to restriction would be treated as compensation for Federal income tax purposes. At the time the restrictions lapse, the grantee will recognize ordinary income, and the Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse.


SHAREHOLDER APPROVAL

   The Board of Directors recommends that shareholders vote FOR approval of the amendment to the Long Term Stock Incentive Plan. Proxies solicited by the Board will be so voted, unless shareholders specify otherwise on their proxies.

   The affirmative vote of a majority of the shares present or represented and entitled to vote at the 1996 Annual Meeting is required to approve the amendment to the Stock Incentive Plan. In the event this Proposal 2 does not receive the required affirmative vote, the amendment will not be put into effect and the Plan will cease upon the issuance of the remaining shares of common stock.


                                  PROPOSAL 4

PROPOSAL TO APPROVE THE GRACO INC. NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

   The Board of Directors adopted the Graco Inc. Nonemployee Directors Stock Option Plan (the "Nonemployee Directors Stock Option Plan") at its regular meeting on February 23, 1996, subject to the approval of the shareholders of the Company. Accordingly, at the Annual Meeting the shareholders will be asked to approve the Nonemployee Directors Stock Option Plan.

   The Board believes that the success of the Company depends in large measure on its continued ability to attract and retain highly qualified directors who are motivated to exert their best efforts on behalf of the Company and its shareholders. The Board has reviewed the Company's current arrangements for compensation of directors, and, upon recommendation of management and the Board Structure and Policy Committee, believes that a program that permits the grant of stock options on the Company's common stock to the Company's nonemployee directors ("Nonemployee Directors") will promote the long-term financial success of the Company by encouraging Nonemployee Directors to align their interests with that of shareholders generally. The Board recommends that the Nonemployee Directors Stock Option Plan be approved.

   The terms of the Nonemployee Directors Stock Option Plan are summarized below and the full text of the Nonemployee Directors Stock Option Plan is set forth in Appendix A to this Proxy Statement.

KEY FEATURES OF THE PLAN

Eligibility

     - A member of the Company's Board of Directors who is not also an officer or employee of the Company

Stock Option Grants

     - First Option - 2,000 stock options automatically granted to each Nonemployee Director upon shareholder approval of Nonemployee Directors Stock Option Plan and to any new Nonemployee Director upon first appointment or election

     - Annual Option - 1,500 stock options automatically granted to each Nonemployee Director at each annual shareholders meeting

Option Exercise Price

     -     Fair market value on date of grant

     - Fair market value is the last sale price reported by the New York Stock Exchange on the business day immediately preceding the date as of which fair market value is being determined.

Vesting

     - Equal installments over four years, beginning with the first anniversary of date of grant

Term

     - Ten years, unless earlier terminated as result of cessation of membership on Board

Income Tax Consequences

     - Options are non-statutory stock options ("NSO") and are not entitled to favorable tax treatment under either 421 or 422 of the Internal Revenue Code

Adjustment

     - The number and exercise price of outstanding options and aggregate number of shares available under plan automatically adjusted for stock dividend, stock split, spin-off, split-up, merger, consolidation, recapitalization, reclassification, combination or exchange of shares, or other similar event.

Number of Authorized Shares

     -     200,000 shares of the Company's common stock


SUMMARY OF PLAN

   The Graco Inc. Nonemployee Director Stock Option Plan applies only to nonemployee members of the Company's Board of Directors. A Nonemployee Director is a member of the Company's Board of Directors who is not also an officer or employee of the Company or an officer or employee of a majority-owned subsidiary or joint venture of the Company. As of March 1, 1996, nine of the Company's current directors would be eligible to receive options under this plan.

   Upon approval of the Graco Inc. Nonemployee Director Stock Option Plan by the shareholders, each Nonemployee Director will be granted an option to purchase 2,000 shares of the Company's common stock ("First Option") and an option to purchase 1,500 shares of the Company's common stock ("Annual Option") on the date of each annual meeting thereafter, during the Nonemployee Director's tenure on the Board. Each new Nonemployee Director will be granted an option to purchase 2,000 shares of common stock upon his or her first election to the Board, by either shareholder vote or Board appointment.

   The Nonemployee Director Stock Option Plan will be administered by the Board or a committee appointed by the Board. The Board or such committee will have the authority to administer the Nonemployee Directors Stock Option Plan, but will have no discretion with respect to the selection of Nonemployee Directors to receive options, the number of shares subject to the Nonemployee Directors Stock Option Plan or to each grant, or the exercise price of the options.

   The exercise price of each option granted under the Nonemployee Directors Stock Option Plan is the fair market value of the Company's common stock on the date of grant. Fair market value is the last sale price reported by the New York Stock Exchange on the business day immediately preceding the date of grant. The term of the option shall be ten years, subject to termination by reason of cessation of membership on the Board. The options granted under the Nonemployee Directors Stock Option Plan will vest in equal installments over four years and may not be assigned or transferred except by will or by applicable laws of descent and distribution.

   The aggregate number of shares available under the Nonemployee Directors Stock Option Plan, and the number and price of shares of common stock subject to outstanding options, shall be appropriately adjusted automatically in the event of any change in the Company's common stock as a result of any stock dividend, stock split, spin-off, split-up, merger, consolidation, recapitalization, reclassification, combination or exchange of shares.

   If a Nonemployee Director ceases to be a member of the Board for any reason other than misconduct, the Nonemployee Director, or his/her legal representative, as appropriate, may exercise outstanding options in accordance with the following conditions, provided that no option may be exercised after its term has expired:

  Board membership for 5 or more years:   -  All options outstanding become
                                             immediately exercisable

                                          -  For  36  months from  last  day  as
                                             Board member

                                          -  If  death  occurs before  36  month
                                             period  has expired, for 12  months
                                             from date of death

Board membership for less than 5 years:   -  All options outstanding and fully
                                             vested on last day as Board
                                             member are exercisable

                                          -  For 30 days from last day as
                                             Board member

                                          -  If death occurs before 30 day
                                             period has expired, for 12 months
                                             from date of death

Death while a member of Board:            -  All options outstanding and fully
                                             vested on date of death are
                                             exercisable

                                          -  For 12 months from the date
                                             of death

   If a Nonemployee Director ceases to be a director of the Company due to an act of fraud, intentional misrepresentation, embezzlement, misappropriation, conversion or any other gross or willful misconduct, as determined by the Board, all outstanding unexercised options will be immediately forfeited as of the date of the misconduct.

   Payment of the option price may be made in cash, common stock held for at least six months or by delivery to the Company of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company from sale or loan proceeds the amount required to pay the exercise price.

   The Board may amend or discontinue the Nonemployee Directors Stock Option Plan, but no amendment or discontinuation may be made which would impair the rights of an optionee without the optionee's consent, provided, however, amendments that would materially increase the maximum number of shares that may be issued under the Nonemployee Director Stock Option Plan or materially modify the requirements for eligibility for participation or extend the term of the Nonemployee Director Stock Option Plan may not be made without shareholder approval.


FEDERAL INCOME TAX CONSEQUENCES

   The grant of a non-statutory stock option is not expected to result in income to the optionee or in a deduction for the Company. The exercise of an non-statutory stock option will generally result in income to the Nonemployee Director in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price. On ultimate sale of the shares, the Nonemployee Director will generally recognize as capital gain or loss the difference between the fair market value of the shares on the date of exercise and the ultimate sale price.

   The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized generally by the Nonemployee Director in connection with the exercise of a non-statutory stock option. The deduction will generally be allowed for the taxable year of the Company in which occurs the last day of the calendar year in which the Nonemployee Director recognizes ordinary income in connection with such purchase. The Nonemployee Director may not recognize income for up to 6 months after the option exercise, due to special rules under Section 16(b) of the Securities Exchange Act of 1934.


SHAREHOLDER APPROVAL OF THE PLAN

   The Board of Directors recommends that shareholders vote FOR approval of  the
Graco  Inc.  Nonemployee  Directors Stock Option Plan.   Unless  marked  to  the
contrary, proxies solicited by the Board of Directors will be so voted.

   The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 1996 Annual Meeting is required for approval of the Nonemployee Directors Stock Option Plan. In the event this Proposal 4 does not receive the required affirmative vote, the Nonemployee Directors Stock Option Plan will not be put into effect.


                                  PROPOSAL 5

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

   Deloitte & Touche has acted as independent auditors for the Company since 1962. The Board of Directors recommends ratification of the selection of Deloitte & Touche as independent auditors for the current year. If the shareholders do not ratify the selection of Deloitte & Touche, the selection of the independent auditors will be reconsidered by the Board of Directors. A representative of Deloitte & Touche will be present at the meeting and will have the opportunity to make a statement if so desired. Such representative will also be available at the meeting to respond to any shareholder questions.


OTHER MATTERS

   The Board of Directors is not aware of any matter, other than those stated above, which will or may properly be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented by such proxies in accordance with their best judgment.


SHAREHOLDER PROPOSALS

   The  Company  did  not  receive  any request from  shareholders  relating  to matters to be submitted for a vote at the 1996 Annual Meeting. Any shareholder wishing to have any matter considered for submission at the next Annual Meeting must request such submission in writing, directed to the Secretary of the Company at the address shown on page 1 of this statement, not later than November 27, 1996.

YOU ARE RESPECTFULLY REQUESTED TO EXERCISE YOUR RIGHT TO VOTE BY FILLING IN AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. In the event that you attend the meeting, you may revoke your proxy and vote your shares in person if you wish.

For the Board of Directors




/s/ Robert M. Mattison

Robert M. Mattison
Secretary
Dated:  March 25, 1996

                                  APPENDIX A

               GRACO INC. NONEMPLOYEE DIRECTOR STOCK OPTION PLAN


1.   Purpose

     The purpose of the Graco Inc. Nonemployee Director Stock Option Plan (the "Plan") is to secure for Graco Inc. (the "Company") and its shareholders the benefits of the long-term incentives inherent in increased common stock ownership by the members of the Board of Directors (the "Board") of the Company who are not employees of the Company or its Affiliates, by strengthening the identification of Nonemployee Directors with the interests of all Graco shareholders.


2.   Definitions

     The terms defined in this Section 2 shall have the following meanings, unless the context otherwise requires.

     a. Affiliate shall mean any corporation, partnership, joint venture or other entity in which the Company holds an equity, profit or voting interest of more than fifty percent (50%).

     b. Annual Meeting of Shareholders shall mean the annual meeting of shareholders of the Company held each calendar year.

     c. Code shall mean the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time.

     d.   Company shall mean Graco Inc., a Minnesota corporation.

     e. ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended to date and as it may be amended from time to time.

     f.   Fair Market Value per Share shall mean as of any day

          (1) The fair market value of a share of the Company's common stock is the last sale price reported on the composite tape by the New York Stock Exchange on the business day immediately preceding the date as of which fair market value is being determined or, if there were no sales of shares of the Company's common stock reported on the composite tape on such day, on the most recently preceding day on which there were sales, or

          (2) if the shares of the Company's stock are not listed or admitted to trading on the New York Stock Exchange on the day as of which the determination is made, the amount determined by the Board or its delegate to be the fair market value of a share on such day.

     g. Nonemployee Director shall mean a member of the Board of Directors of the Company who is not also an officer or other employee of the Company or an Affiliate.

     h. Nonstatutory Stock Option ("NSO") shall mean a stock option, which does not qualify for special tax treatment under Sections 421 or 422 of the Internal Revenue Code.

     i. Option shall mean either a First Option or an Annual Option granted pursuant to the provisions of Section 4 of this Plan.

     j. Participant shall mean any person who holds an Option granted under this Plan.

     k.   Plan  shall  mean  this Graco Inc. Nonemployee Director  Stock  Option
          Plan.


3.   Administration

     a. The Plan shall be administered by the Board. The Board may, by resolution, delegate part or all of its administrative powers with respect to the Plan.

     b. The Board shall have all of the powers vested in it by the terms of the Plan, such powers to include the authority, within the limits prescribed herein, to establish the form of the agreement embodying grants of Options made under the Plan.

     c. The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable, such administrative decisions of the Board to be final and conclusive.

     d. The Board shall have no discretion to select the Nonemployee Directors to receive Option grants under the Plan, to determine the number of shares of the Company's common stock subject to the Plan or to each grant, nor the exercise price of the Options granted pursuant to the Plan.

     e. The Board may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. The Board hereby authorizes the Secretary to execute and deliver all documents to be delivered by the Board pursuant to the Plan.

     f.   The expenses of the Plan shall be borne by the Company.


4.   Automatic Grants to Nonemployee Directors

     a. As of the date of adoption of this Plan by the shareholders of the Company, each Nonemployee Director shall be granted an option to purchase two thousand (2,000) shares of the Company's common stock under the Plan (the "First Option"). Thereafter, as of the day upon which shareholders vote to elect directors at each annual meeting of the Company, each Nonemployee Director of the Board shall be granted an additional option to purchase fifteen hundred (1,500) shares of the Company's common stock under the Plan (the "Annual Option"); provided, however, that a Nonemployee Director who has not previously been elected as a member of the Board of Directors of the Company shall also be granted a First Option; i.e., an option to purchase two thousand (2,000) shares of the Company's common stock under the Plan, on the first business day of the Nonemployee Director's election to the Board, including election by the Board of Directors to fill a vacancy on the Board.

     b. The automatic grants to Nonemployee Directors shall not be subject to the discretion of any person.

     c.   Each  Option  granted under the Plan shall be evidenced by  a  written
          Agreement.   Each  Agreement shall be subject to, and incorporate,  by
          reference or otherwise, the applicable terms of this Plan.

     d.   During   the  lifetime  of  a  Participant,  each  Option   shall   be
          exercisable only by the Participant. No Option granted under the Plan shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution.


5.   Shares of Stock Subject to the Plan

     a. Subject to adjustment as provided in Section 10 of the Plan, an aggregate of two hundred thousand (200,000) shares of the Company's common stock, $1.00 par value, shall be available for issuance to Nonemployee Directors under the Plan. No fractional shares shall be issued.

     b. First Option Grants and Annual Option Grants shall reduce the shares available for issuance under the Plan by the number of shares subject thereto. The shares deliverable upon exercise of any First Option Grant or Annual Option Grant may be made available from authorized but unissued shares or shares reacquired by the Company, including shares purchased in the open market or in private transactions. If any unexercised First Option Grant or Annual Option Grant shall terminate for any reason, the shares subject to, but not delivered under, such First Option Grant or Annual Option
          Grant shall be available for other First Option Grants or Annual Option Grants.


6.   Nonstatutory Options.

     a. All Options granted to Nonemployee Directors pursuant to the Plan shall be NSOs.

7.   Exercise Price.

     a. The price per share of the shares of the Company's common stock which may be purchased upon exercise of an Option ("Exercise Price") shall be one hundred percent (100%) of the Fair Market Value per Share on the date the Option is granted and shall be payable in full at the time the Option is exercised as follows:

          (1)  in cash or by certified check,

          (2) by delivery of shares of common stock to the Company which shall have been owned for at least six (6) months and have a Fair Market Value per Share on the date of surrender equal to the exercise price, or

          (3) by delivery to the Company of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company from sale or loan proceeds the amount required to pay the exercise price.

     b. Such price shall be subject to adjustment as provided in Section 10 hereof.


8.   Duration and Vesting of Options.

     a. The term of each Option granted to a Nonemployee Director shall be for ten (10) years from the date of grant, unless terminated earlier pursuant to the provisions of Section 9 hereof.

     b. Each Option shall vest and become exercisable according to the following schedule:

          (1) twenty-five percent (25%) of the total number of shares covered by the Option shall become exercisable beginning with the first anniversary date of the grant of the Option;

          (2) thereafter twenty-five percent (25%) of the total number of shares covered by the Option shall become exercisable on each subsequent anniversary date of the grant of the Option until the fourth anniversary date of the grant of the Option upon which the total number of shares covered by Option shall become exercisable.


9.   Effect of Termination of Membership on the Board.

     a. The right to exercise an Option granted to a Nonemployee Director shall be limited as follows, provided the actual date of exercise is in no event after the expiration of the term of the Option:

          (1) If a Nonemployee Director ceases being a director of the Company for any reason other than the reasons identified in subparagraph (2) of this Section 9, the Nonemployee Director shall have the right to exercise the Options as follows, subject to the condition that no Option shall be exercisable after the expiration of the term of the Option:

               (a) If the Nonemployee Director was a member of the Board of Directors of the Company for five (5) or more years, all outstanding Options become immediately exercisable upon the date the Nonemployee Director ceases being a director. The Nonemployee Director may exercise the Options for a period of thirty-six months (36) from the date the Nonemployee Director ceased being a director, provided that if the Nonemployee Director dies before the thirty-six (36) month period has expired, the Options may be exercised by the Nonemployee Director's legal representative or any person who acquires the right to exercise an Option by reason of the Nonemployee Director's death for a period of twelve (12) months from the date of the Nonemployee Director's death.

               (b) If the Nonemployee Director was a member of the Board of Directors of the Company for less than five (5) years, the Nonemployee Director may exercise the Options, to the extent they were exercisable at the date the Nonemployee Director ceases being a member of the Board, for a period of thirty (30) days following the date the Nonemployee Director ceased being a director, provided that, if the Nonemployee Director dies before the thirty (30) day period has expired, the Options may be exercised by the Nonemployee Director's legal representative, or any person who acquires the right to exercise an Option by reason of the Nonemployee Director's death, for a period of twelve
                    (12) months from the date of the Nonemployee Director's death.

               (c)  If  the  Nonemployee Director dies while  a  member  of  the
                    Board, the Options, to the extent exercisable by the Nonemployee Director at the date of death, may be exercised by the Nonemployee Director's legal representative, or any person who acquires the right to exercise an Option by reason of the Nonemployee Director's death, for a period of twelve (12) months from the date of the Nonemployee Director's death.

               (d) In the event any Option is exercised by the executors, administrators, legatees, or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee's estate or the proper legatees or distributees thereof.

          (2) If a Nonemployee Director ceases being a director of the Company due to an act of

               (a)  fraud or intentional misrepresentation or

               (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate of the Company or

               (c)  any other gross or willful misconduct

               as determined by the Board, in its sole and conclusive discretion, all Options granted to such Nonemployee Director
               shall   immediately  be  forfeited  as  of  the   date   of   the
               misconduct.


10.  Adjustments and Changes in the Stock

     a. If there is any change in the common stock of the Company by reason of any stock dividend, stock split, spin-off, split-up, merger, consolidation, recapitalization, reclassification, combination or exchange of shares, or any other similar corporate event, the aggregate number of shares available under the Plan, and the number and the price of shares of common stock subject to outstanding Options shall be appropriately adjusted automatically.

     b.   No   right  to  purchase  fractional  shares  shall  result  from  any adjustment in Options pursuant to this Section 10. In case of any such adjustment, the shares subject to the Option shall be rounded down to the nearest whole share.

     c. Notice of any adjustment shall be given by the Company to each holder of any Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.


11.  Effective Date of the Plan

     a. The Plan shall become effective on the date it is approved by the shareholders of the Company.

     b. Any amendment to the Plan shall become effective when adopted by the Board, unless specified otherwise, but no Option granted under any increase in shares authorized to be issued under this Plan shall be exercisable until the increase is approved in the manner prescribed in Section 12 of this Plan.

12.  Amendment of the Plan

     a.   The  Board  of Directors may amend, suspend or terminate the  Plan  at any time, but without shareholder approval, no amendment shall materially increase the maximum number of shares which may be issued under the Plan (other than adjustments pursuant to Section 10 hereof), materially increase the benefits accruing to Participants under the Plan, materially modify the requirements as to eligibility for participation or extend the term of the Plan. Approval of the shareholders may be obtained, at a meeting of shareholders duly called and held, by the affirmative vote of a majority of the holders of the Company's voting stock who are present or represented by proxy and are entitled to vote on the Plan.

     b. It is intended that the Plan meet the requirements of Rule 16b-3 or any successor thereto promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including any applicable requirements regarding shareholder approval. Amendments to the Plan shall be subject to approval by the shareholders of the Company to the extent determined by the Board of Directors to be necessary to satisfy such requirements as in effect from time to time.

     c. Rights and obligations under any Option granted before any amendment of this Plan shall not be materially and adversely affected by amendment of the Plan, except with the consent of the person who holds the Option, which consent may be obtained in any manner that the Board or its delegate deems appropriate.

     d. The Board of Directors may not amend the provisions of Sections 4, 6, 7, 8 and 9 hereof more than once every six (6) months, other than to comport with changes in the Code, ERISA, or the rules thereunder.


13.  Termination of the Plan

     a. The Plan, unless sooner terminated, shall terminate at the end of ten (10) years from the date the Plan is approved by the shareholders of the Company. No Option may be granted under the Plan while the Plan is suspended or after it is terminated.

     b. Rights or obligations under any Option granted while the Plan is in effect, including the maximum duration and vesting provisions, shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person who holds the Option, which consent may be obtained in any manner that the Board or its delegate deems appropriate.


14.  Registration, Listing, Qualification, Approval of Stock and Options

     a. If the Board shall determine, in its discretion, that it is necessary or desirable that the shares of common stock subject to any Option

          (1) be registered, listed or qualified on any securities exchange or under any applicable law, or

          (2)  be approved by any governmental regulatory body, or

          (3)  approved by the shareholders of the Company,

          as a condition of, or in connection with, the granting of such Option, or the issuance or purchase of shares upon exercise of the Option, the Option may not be exercised in whole or in part unless such registration, listing, qualification or approval has been obtained free of any condition not acceptable to the Board of Directors.


15.  No Right to Option or as Shareholder

     a. No Nonemployee Director or other person shall have any claim or right to be granted an Option under the Plan, except as expressly provided herein. Neither the Plan nor any action taken hereunder shall be construed as giving any Nonemployee Director any right to be retained in the service of the Company.

     b. Neither a Nonemployee Director, the Nonemployee Director's legal representative, nor any person who acquires the right to exercise an Option by reason of the Nonemployee Director's death shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares of common stock receivable upon the exercise of any Option granted under this Plan, in whole or in part, unless and until certificates for such shares shall have been issued.


16.  Governing Law

     The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE GRACO INC. ANNUAL MEETING ON TUESDAY, MAY 7, 1996.

The shares of common stock of Graco Inc. which you are entitled to vote on March 8, 1996, will be voted as you specify on this card.

By signing this proxy, you revoke all prior proxies and appoint George Aristides and David M. Lowe as Proxies, each with full power of substitution, to vote your shares as specified on this card and at their discretion on any other matter which may properly come before the Annual Meeting or any adjournment thereof.

Item 1.   Election of Directors    __ FOR ALL   __ WITHHOLD FOR ALL

          NOMINEES:         David A. Koch            Richard D. McFarland
                            Lee R. Mitau             Martha A.M. Morfitt

          (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE)

Item 2. Approval of amendment to the Employee Stock Purchase Plan to authorize the sale of an additional 750,000 common shares pursuant to the Plan

          __ FOR              __ AGAINST          __ ABSTAIN

Item 3. Approval of amendment to the Long Term Stock Incentive Plan to authorize the issuance of an additional 1,000,000 common shares pursuant to the Plan

          __ FOR              __ AGAINST          __ ABSTAIN

Item 4.   Approval of the Graco Inc. Nonemployee Director Stock Option Plan

          __ FOR              __ AGAINST          __ ABSTAIN

Item 5.   Ratification of Appointment of Deloitte & Touche as Independent
          Auditors

          __ FOR              __ AGAINST          __ ABSTAIN

PLEASE SIGN AND DATE THE REVERSE SIDE BEFORE MAILING

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 THROUGH 5.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS AT LEFT. In the case of joint owners, each should sign. If signing as executor, trustee, guardian or in any other representative capacity or as an officer of a corporation, please indicate your full title.


                                Dated:_________________________ , 1996


                                ______________________________________
                                Signature


PLEASE MARK, SIGN, DATE AND     ______________________________________
RETURN THE PROXY CARD PROMPTLY  Signature
USING THE ENCLOSED ENVELOPE.